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                                                                    Exhibit 10.3



                           COLE NATIONAL CORPORATION
                           Restricted Stock Agreement


     THIS RESTRICTED STOCK AGREEMENT is made by and between Cole National Corporation, a Delaware corporation (the "COMPANY"), and Lawrence E. Hyatt, an individual (the "GRANTEE").


PRELIMINARY STATEMENTS:

     A. In connection with the Grantee accepting employment as Executive Vice President and Chief Financial Officer -- Cole National Corporation and as a condition thereof, the Company and Grantee have entered into this Agreement; and

     B. The execution of this Agreement in the form hereof has been authorized by a resolution of the Board of Directors of the Company (the "BOARD");

     NOW, THEREFORE, in consideration of the Grantee's acceptance of the terms and conditions of this Agreement, and subject to the terms of this Agreement, the Company hereby grants to the Grantee 25,000 shares (together with all other shares of Common Stock that become subject to this Agreement, collectively, the "SHARES") of the Company's common stock, par value $.001 per share ("COMMON STOCK"), which are to be granted pursuant to resolution of the Board and issued out of the Company's treasury.


AGREEMENT:

     1. Issuance of Common Stock. The Shares will be issued as soon as practicable after the date of this Agreement as fully paid and nonassessable shares and will be represented by certificates registered in the name of the Grantee and bearing a legend referring to the restrictions set forth in this Agreement.

     2. Restriction on Transfer of Common Stock. The Shares may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee, except to the Company, until they have become nonforfeitable in accordance with Section 3 of this Agreement. Any purported transfer, encumbrance or other disposition of the Shares that is in violation of this Section 2 will be null and void, and the other party to any such purported transaction will not obtain any rights to or interest in the Shares.

     3. Vesting of Common Stock. (a) The Shares will become nonforfeitable upon the occurrence of the following:




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
     Amount Nonforfeitable         Date Nonforfeitable
     ---------------------         -------------------
     1/2 of the Shares             On the date three years from the Grant Date.

     1/2 of the Shares             On the date four years from the Grant Date.

     (b)  Notwithstanding the provisions of Section 3(a),

          (i) all of the Shares will immediately become nonforfeitable if a Change of Control occurs.

          (ii) if Grantee's employment with the Company terminates as the result of a Termination Without Cause or Termination With Good Reason before the first anniversary of the Grant Date and the conditions of Paragraph L of that certain Letter Agreement between Grantee and the Company dated April 19, 2002 have been satisfied, than twenty-five percent (25%) of the Shares shall become nonforfeitable, as of the date of the Termination Without Cause or Termination With Good Reason; and

          (iii) if Grantee's employment with the Company terminates as the result of a Termination Without Cause or Termination With Good Reason before the first anniversary of the Grant Date and the conditions of Paragraph L of that certain Letter Agreement between Grantee and the Company dated April 19, 2002 have been satisfied, than 50% of any forfeitable Shares shall become nonforfeitable, as of the date of the Termination Without Cause or Termination With Good Reason.

     4. Termination of Rights and Forfeiture of Common Stock. Except for Shares that have become nonforfeitable, all of the Shares will be forfeited if the Grantee ceases to be continuously employed by the Company or a Subsidiary, except as provided in Section 3(b), (i), (ii), (iii). In the event of a forfeiture, any certificate(s) representing the Shares will be canceled. For purposes of this Agreement, the continuous employment of the Grantee with the Company or a Subsidiary will not be deemed to have been interrupted, and the Grantee will not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of the transfer of his employment among the Company and its subsidiaries or a leave of absence approved by the Committee.

     5. Dividend, Voting and Other Rights. (a) Except as otherwise provided in this Agreement, the Grantee will have all of the rights of a stockholder with respect to the Shares, including the right to vote the Shares and receive any dividends that may be paid thereon; provided, however, that any additional shares of Common Stock or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company will be subject to the same restrictions as the Shares.

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         (b) Cash dividends, if any, and any other distributions paid on the
Shares will be sequestered by the Company until such time as such Shares become nonforfeitable in accordance with Section 3 and will, to the extent practicable, be deemed to be reinvested (at the Stock Price on the dividend payment date) on an immediate basis in additional shares of Common Stock from the Company's treasury, which will be subject to the same restrictions as the underlying Shares granted under this Agreement. If Shares are forfeited pursuant to Section 4, all dividends and other distributions, together with the earnings thereon, with respect to such Shares will likewise be forfeited.

         6. Retention of Stock Certificate(s) by Company. Any certificates representing Shares will be held in custody by the Company together with a stock power endorsed in blank by the Grantee with respect thereto, until those shares have become nonforfeitable in accordance with Section 3.

         7. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal, state and other applicable securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company will not be obligated to issue any securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law. Grantee acknowledges that he has been given the opportunity to ask questions and receive answers about the Company's financial and other information, is fully capable of making an investment decision concerning the Company's Common Stock without assistance of third parties, and has no intention to distribute any of the Shares to third parties. During each of the prior two calendar years Grantee has had individual income in excess of $200,000 and has a reasonable expectation of reaching at least that level of income in the current year.

         8. Withholding Taxes. If the Company is required to withhold any federal, state, local or foreign tax in connection with any issuance of restricted or nonrestricted shares of Common Stock or other securities pursuant to this Agreement, the Grantee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof.

         9. Right to Terminate Employment. No provision of this Agreement will limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment of the Grantee at any time.

         10. Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any insurance coverage available to any beneficiary under any insurance plan covering employees of the Company or a Subsidiary.

         11. Severability. In the event that one or more of the provisions of this Agreement are invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.


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     12. Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of the State of Ohio without regard to conflict of law principles of such state.

     13. Taxes. Grantee may make a proper election under Section 83(b) of the Internal Revenue Code of 1986, as amended, no later than 30 days after the date of this Agreement with respect to all of the Shares.

     14. Definitions. As used in this Agreement, the following terms have the following meanings:

     "CHANGE OF CONTROL" means if at any time any of the following events has occurred:

     (i) the Company merges or consolidates with or into another corporation and as a result of such merger or consolidation less than 51% of the voting power of the then-outstanding voting securities of the surviving corporation immediately after such transaction are directly or indirectly beneficially owned in the aggregate by the former stockholders of the Company immediately prior to such transaction;

     (ii) all or substantially all the assets accounted for on the Consolidated Balance Sheet of the Company are sold or transferred to one or more corporations or persons, and as a result of such sale or transfer less than 51% of the voting power of the then-outstanding voting securities of such corporation or person immediately after such sale or transfer is directly or indirectly beneficially held in the aggregate by the former stockholders of the Company immediately prior to such transaction or series of transactions;

     (iii) a person, within the meaning of Section 3(a)(9) or 13(d)(13) (as in effect on the date of the award) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), becomes the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Exchange Act) of (i) 15% or more but less than 35% of the voting power of the then-outstanding voting securities of the Company without prior approval of the Company's Board, or (ii) 35% or more of the voting power of the then-outstanding voting securities of the Company; provided, however, that the foregoing does not apply to any such acquisition that is made by (w) any Subsidiary of the Company (x) any employee benefit plan of the Company or any Subsidiary or (y) any person or group of which employees of the Company or of any Subsidiary control a greater than 25% interest unless the Board determines that such person or group is making a "hostile acquisition;"

     (iv) a majority of the members of the Board or of any Subsidiary are not Continuing Directors, where a "CONTINUING DIRECTOR" is any member of the Board or, with respect to a Subsidiary, of such Subsidiary who
            (x) was


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            a member of the Board or, with respect to a Subsidiary, of such
            Subsidiary on the date of the award or (y) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "GRANT DATE" means July 15, 2002.

     "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of such corporations (or a group of corporations that themselves are Subsidiaries) other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "TERMINATION WITHOUT CAUSE" shall have the same meaning as set forth in that certain Letter Agreement between Grantee and Company dated April 19, 2002.

     "TERMINATION WITH GOOD REASON" shall have the same meaning as set forth in that certain Letter Agreement between Grantee and Company dated April 19, 2002.

     This Restricted Stock Agreement has been executed by the parties at Cleveland, Ohio as of July 15, 2002.


                                     COLE NATIONAL CORPORATION






                                     By: /s/ Leslie D. Dunn
                                         -----------------------------------
                                         Leslie D. Dunn
                                         Sr. Vice President-Business Development


                                     /s/ Lawrence E. Hyatt
                                     ---------------------------------------
                                     Lawrence E. Hyatt




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